As filed with the Securities and Exchange Commission on April 11, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERTEC, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	7374	66-0783622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Luisa Wert Serrano, Esq.

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rosa A. Testani, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 (212) 872-8115	Michael J. Ohler, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-186487

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,842,104	$20.00	$96,842,080	$13,210

(1)	Represents only the additional number of shares being registered and includes 631,578 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-186487).
(2)	Based on the public offering price. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-186487, as amended) is registered hereby.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

EVERTEC, Inc. (the “Company”), a Puerto Rico corporation, is filing this Registration Statement on Form S-1 with respect to the registration of an additional 4,842,104 shares, 631,578 shares of which may be sold in the event the underwriters exercise their overallotment option, of its common stock, par value $0.01 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the initial public offering of the Company’s common stock contemplated by the Registration Statement on Form S-1 (File No. 333-186487), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 6, 2013 and declared effective by the Commission on April 11, 2013. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions of counsel and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on April 12, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than April 12, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in Registration Statement on Form S-1, as amended (File No. 333-186487) are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibits

5.1	Opinion of Goldman Antonetti & Córdova, LLC re: legality.

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP re: tax matters.

8.2	Opinion of Goldman Antonetti & Córdova, LLC re: tax matters.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

23.2	Consent of Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

23.4	Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1 (File No. 333-186487) filed with the Commission on February 6, 2013 and incorporated by reference herein).

24.2	Power of Attorney for Alan H. Schumacher.

(b)	Financial Statement Schedules:

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Juan, Puerto Rico, on April 11, 2013.

EVERTEC, INC.

By:	/s/ Peter Harrington
Peter Harrington
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Peter Harrington	President and Chief Executive Officer (Principal Executive Officer)	April 11, 2013
Peter Harrington

/s/ Juan J. Román	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 11, 2013
Juan J. Román

*	Chairman of the Board and Director	April 11, 2013
Marc E. Becker

*	Vice Chairman of the Board and Director	April 11, 2013
Félix M. Villamil

*	Director	April 11, 2013
Jorge Junquera

*	Director	April 11, 2013
Alan H. Schumacher

*	Director	April 11, 2013
Matthew H. Nord

*	Director	April 11, 2013
Richard L. Carrión Rexach

*	Director	April 11, 2013
Néstor O. Rivera

*	Director	April 11, 2013
Scott I. Ross

*	Director	April 11, 2013
Thomas M. White

*By: /s/ Juan J. Román
Juan J. Román
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Goldman Antonetti & Córdova, LLC re: legality.

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP re: tax matters.

8.2	Opinion of Goldman Antonetti & Córdova, LLC re: tax matters.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

23.2	Consent of Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

23.4	Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1 (File No. 333-186487) filed with the Commission on February 6, 2013 and incorporated by reference herein).

24.2	Power of Attorney for Alan H. Schumacher.